UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2011

Beckman Coulter, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 S. Kraemer Blvd.

Brea, CA 92821

(Address of principal executive offices) (Zip Code)

(714) 993-5321

(Registrant’s telephone number, including area code)

N/A

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made in this Current Report to that certain (i) Agreement and Plan of Merger, dated February 6, 2011 (the “Merger Agreement”), by and among Beckman Coulter, Inc. (the “Company”), Danaher Corporation (“Danaher”) and Djanet Acquisition Corp. (“Purchaser”), (ii) Amended and Restated Credit Agreement, dated December 28, 2009 (the “Credit Facility”), by and among Bank of America, N.A., JPMorgan Chase Bank, N.A., Citibank, N.A., Banc of America Securities, LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., and the other initial lenders party thereto, and (iii) Waiver No. 1 to the Amended and Restated Credit Agreement, dated and effective as of February 6, 2011 (the “Initial Credit Facility Waiver”).

Pursuant to the Initial Credit Facility Waiver, any event of default under the Credit Facility (i) as a result of entering into the Merger Agreement has been permanently waived and (ii) as a result of (a) any acquisition by Danaher or Purchaser of less than all of the outstanding shares of common stock of the Company or (b) designation or election by Danaher or Purchaser of individuals as directors of the Company who, collectively, constitute a majority of the Board of Directors of the Company, had been temporarily waived until the earlier of April 30, 2011 and the date of acquisition of all of the outstanding shares of common stock of the Company by Danaher (the terms of the Initial Credit Facility Waiver described in clause (ii) above, the “Temporary Waiver”).

On April 18, 2011, the Company and the other necessary parties to the Credit Facility entered into the Extension of Waiver No. 1 to the Amended and Restated Credit Agreement (the “Waiver Extension”), pursuant to which the Temporary Waiver was extended until the earlier of (i) June 30, 2011 and (ii) one business day following the date of acquisition of all of the outstanding shares of common stock of the Company by Danaher.

In the ordinary course of their respective businesses, JPMorgan Chase Bank, N.A., Bank of America, N.A., Citibank, N.A., Banc of America Securities, LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., and certain of the financial institutions party to the Credit Facility or their respective affiliates have performed and may in the future perform certain commercial banking, investment banking and advisory services for the Company from time to time for which they have received and may receive in the future customary fees and expenses.

This summary of (i) the Initial Credit Facility Waiver is qualified in its entirety by reference to the Initial Credit Facility Waiver filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on February 22, 2011 and incorporated herein by reference and (ii) the Waiver Extension is qualified in its entirety by reference to the Waiver Extension filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference to this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Extension of Waiver No. 1 to the Amended And Restated Credit Agreement, dated April 18, 2011, by and among Beckman Coulter, Inc., Bank of America, N.A., JPMorgan Chase Bank, N.A., Citibank, N.A., Banc of America Securities, LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., and the other lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2011

BECKMAN COULTER, INC.

By:	/s/ Daniel B. Kim
Name:	Daniel B. Kim
Title:	Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Extension of Waiver No. 1 to the Amended And Restated Credit Agreement, dated April 18, 2011, by and among Beckman Coulter, Inc., Bank of America, N.A., JPMorgan Chase Bank, N.A., Citibank, N.A., Banc of America Securities, LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., and the other lenders party thereto.